Exhibit 99.1

MoneyGram International Reports Second Quarter 2015 Financial Results

- Returns to constant currency revenue growth: Money transfer up 2 percent, total company up 1 percent

- Money transfer transactions in the quarter achieve a new record high

- Self-service money transfer revenue grew 58 percent and now represents 12 percent of money transfer revenue

- moneygram.com adds a record 190,000 new active customers driven by sleek, reimagined site

DALLAS, July 31, 2015 /PRNewswire/ -- MoneyGram (NASDAQ:MGI), a global provider of innovative money transfer and payment services, today reported financial results for its second quarter ended June 30, 2015.

"Our second quarter results reflect the significant progress MoneyGram has made toward executing the strategic initiatives we outlined at the beginning of the year," said Pamela H. Patsley, MoneyGram's chairman and chief executive officer. "Our performance during the quarter resulted in a return to constant currency revenue growth. We posted the largest number of money transfer transactions in our history and accelerated both our self-service revenue and transaction growth. The launch of the new moneygram.com along with the growth of our innovative kiosks and core money transfer business are generating substantial momentum. We remain on track to reach our double-digit growth target in the fourth quarter."

Money Transfer Highlights

  Money transfer transaction growth accelerated to 6 percent, and represented the highest number of quarterly transactions in MoneyGram's history.
  Money transfer revenue in the quarter was $316.6 million, representing 2 percent growth on a constant currency basis and a decline of 4 percent on a reported basis as compared to the prior year.
  Money transfer results reflect the continued strength in the Company's U.S. Outbound and Non-U.S. send transaction growth, offset by the impact of our U.S.-to-U.S. pricing initiative implemented in the fourth quarter of 2014.
    U.S. Outbound transactions grew 13 percent year-over-year, led by sends to Latin America and Africa.
    Non-U.S. send transactions grew 16 percent led by sends from the Middle East, Africa and UK, and accelerated from 14 percent year-over-year growth in the first quarter.
    U.S.-to-U.S. transactions declined 22 percent, an improvement from a decline of 37 percent in the first quarter. Total transactions increased sequentially driven by MoneyGram's innovative self-service product solutions.
  U.S. Outbound and Non-U.S. sends now represent 87 percent of money transfer revenue and grew 14 percent on a constant currency basis in the quarter, up from 10 percent growth in the first quarter.

Self-Service Highlights

  Strong customer adoption of MoneyGram's innovative kiosks and the launch of the new moneygram.com led to accelerated self-service money transfer results in the second quarter.
    Self-service money transfer transactions increased 67 percent, and now represent 14 percent of money transfer transactions.
    Self-service money transfer revenue grew 58 percent over the prior year, and represents 12 percent of money transfer revenue. Annualizing the second quarter, these channels generate almost $150 million of revenue.
    New kiosks were activated in Europe and China expanding self-service into new markets.
  moneygram.com transactions increased 19 percent and revenue was up 10 percent over the prior year. Our sleek, reimagined moneygram.com and mobile app for Apple and Android devices launched in June. The platform is the first service which enables customers to send money around the world without needing to create an account. The ease of the new service produced nearly 190,000 new active customers, a record quarterly high.

Financial Results

  Total revenue for the second quarter was $358.8 million, an increase of 1 percent on a constant currency basis and a decrease of 4 percent on a reported basis due to the stronger dollar. Investment revenue was $2.8 million.
  In June, the Company completed a partial buyout of pension obligations and recorded a non-cash charge of $13.8 million. The effect of the buyout was a reduction in the Company's pension liability and a permanent reduction in future expenses of the plan.
  The Company reported EBITDA of $16.0 million and a pre-tax loss of $27.1 million.
  Adjusted EBITDA was $57.7 million (Table Four). Adjusted EBITDA margin was 16.1 percent, a 40 basis point decline from the first quarter due to increased marketing spend to launch new products and for seasonal campaigns.
  Adjusted diluted earnings per share was $0.23. Diluted loss per share was $0.20 due to the pension buyout and expenses related to the Global Transformation Program.
  Adjusted free cash flow was negative $7.4 million primarily due to the repositioning of the U.S.-to-U.S. business, investments in the Global Transformation Program and agent signing bonus payments. The Company also made a one-time $55.8 million payment related to the IRS tax litigation during the quarter, which is not included in the adjusted free cash flow. The Company has since filed an appeal of the U.S. tax court decision.

"The critical need to send money and the push for global financial inclusion continues to drive growth in the industry," Patsley said. "The investments we are making into the expansion of our innovative self-service money transfer and payment service products are providing consumers with more choices and greater convenience, prompting a growing number of customers to choose MoneyGram to fulfill some of their most important financial needs. Given our strong execution and the progress we are making towards achieving our goals, I am confident this is the right time to move forward with the CEO succession plan that was separately announced today."

Full Year 2015 Outlook

The Company's outlook for 2015 is unchanged. For the full-year 2015, the Company estimates approximately flat constant currency revenue growth.

For Adjusted EBITDA, the Company estimates a decline of approximately 8 to 12 percent on a constant currency basis for the full-year 2015. The Company anticipates improving to year-over-year double-digit constant currency revenue and Adjusted EBITDA growth in the fourth quarter.

Non-GAAP Measures

In addition to results presented in accordance with GAAP, this press release and related tables include certain non-GAAP financial measures, including a presentation of EBITDA (earnings before interest, taxes, depreciation and amortization, including agent signing bonus amortization), Adjusted EBITDA (EBITDA adjusted for significant items), Adjusted EBITDA margin and Adjusted Free Cash Flow (Adjusted EBITDA less cash interest, cash taxes, cash payments for capital expenditures and agent signing bonuses), constant currency measures, adjusted diluted earnings per share and adjusted net income. In addition, we also present adjusted operating income and adjusted operating margin for our two reporting segments. The following tables include a full reconciliation of non-GAAP financial measures to the related GAAP financial measures. The equivalent GAAP financial measures for projected results are not provided as we are not able to predict results inclusive of currency changes.

We believe that these non-GAAP financial measures provide useful information to investors because they are an indicator of the strength and performance of ongoing business operations. These calculations are commonly used as a basis for investors, analysts and other interested parties to evaluate and compare the operating performance and value of companies within our industry. Finally, EBITDA, Adjusted EBITDA, Adjusted EBITDA margin, adjusted free cash flow, constant currency, adjusted diluted earnings per share and adjusted net income figures are financial and performance measures used by management in reviewing results of operations, forecasting, allocating resources or establishing employee incentive programs. Although MoneyGram believes the above non-GAAP financial measures enhance investors' understanding of its business and performance, these non-GAAP financial measures should not be considered in isolation or as substitutes for the accompanying GAAP financial measures.

Description of Tables

Table One	–	Consolidated Statements of Operations
Table Two	–	Segment Results
Table Three	–	Segment Reconciliations
Table Four	–	EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow
Table Five	–	Consolidated Balance Sheets
Table Six	–	Adjusted Net Income and Adjusted Diluted EPS

Conference Call

MoneyGram International will host a conference call today at 8:00 a.m. CDT, 9:00 a.m. EDT, to discuss its results. Pamela H. Patsley, chairman and chief executive officer, will host the call.

Participant Dial-In Numbers:
U.S.:	1-888-811-5441
International:	+1-913-312-0404
Replay:	1-877-870-5176 or + 1-858-384-5517
Replay ID:	1639028
Replay is available through August 7, 2015

About MoneyGram International, Inc.

MoneyGram is a global provider of innovative money transfer and payment services and is recognized worldwide as a financial connection to friends and family. Whether online, or through a mobile device, at a kiosk or in a local store, we connect consumers any way that is convenient for them. We also provide bill payment services, issue money orders and process official checks in the U.S. More information about MoneyGram International, Inc. is available at moneygram.com.

Forward Looking Statements

This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements with respect to, among other things, the financial condition, results of operations, plans, objectives, future performance and business of MoneyGram and its subsidiaries. Forward-looking statements can be identified by words such as "believes," "estimates," "expects," "projects," "plans," "will," "should," "could," "would," "goals," "anticipates" and other similar expressions. These forward-looking statements speak only as of the date they are made, and MoneyGram undertakes no obligation to publicly update or revise any forward-looking statement, except as required by federal securities law. These forward-looking statements are based on management's current expectations and are subject to certain risks, uncertainties and changes in circumstances due to a number of factors. These factors include, but are not limited to: our ability to compete effectively; our ability to maintain key agent or biller relationships, or a reduction in business or transaction volume from these relationships, including our largest agent, Walmart, whether through the introduction by Walmart of a competing "white label" branded money transfer product or otherwise; the impact of our new U.S.-to-U.S. pricing strategy; our ability to manage fraud risks from consumers or agents; the ability of us and our agents to comply with U.S. and international laws and regulations; litigation or investigations involving us or our agents, including the outcome of ongoing investigations by several state governments, which could result in material settlements, fines or penalties, revocation of required licenses or registrations, terminations of contracts, other administrative actions, lawsuits or associated negative publicity; uncertainties relating to compliance with and the impact of the deferred prosecution agreement entered into with the U.S. federal government and the effect of the deferred prosecution agreement on our reputation and business; regulations addressing consumer privacy, data use and security; our offering of money transfer services through agents in regions that are politically volatile or, in a limited number of cases, are subject to certain restrictions by the Office of Foreign Assets Control; changes in tax laws or an unfavorable outcome with respect to the audit of our tax returns or tax positions, or a failure by us to establish adequate reserves for tax events; our substantial debt service obligations, significant debt covenant requirements and credit ratings; sustained financial market illiquidity, or illiquidity at our clearing, cash management and custodial financial institutions; our significant exposure to loss in the event of a major bank failure or a loss of liquidity in the bank deposit market; the ability of us and our agents to maintain adequate banking relationships; concerns regarding the financial health of certain European countries; a security or privacy breach in systems, networks or databases on which rely; disruptions to our computer network systems and data centers; continued weakness in economic conditions, in both the U.S. and global markets; weakened consumer confidence in our business or money transfers generally; a significant change, material slow down or complete disruption of international migration patterns; our ability to manage credit risks from our retail agents and official check financial institution customers; our ability to retain partners to operate our official check and money order businesses; our ability to successfully develop and timely introduce new and enhanced products and services or investments in unsuccessful new products, services or infrastructure changes; our ability to manage risks associated with our international sales and operations; our ability to adequately protect our brand and intellectual property rights and to avoid infringing on the rights of others; our ability to attract and retain key employees; our ability to manage risks related to the operation of retail locations and the acquisition or start-up of businesses; our ability to maintain effective internal controls; our capital structure and the special voting rights provided to designees of Thomas H. Lee Partners, L.P. on our Board of Directors; whether we will be able to implement the global reorganization and restructuring initiative as planned; whether the expected amount of costs associated with such initiative will exceed our forecasts; whether we will be able to realize the full amount of estimated savings from such initiative; and the risks and uncertainties described in the "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of MoneyGram's public reports filed with the SEC, including MoneyGram's annual report on Form 10-K for the year ended December 31, 2014 and subsequent Form 10-Q.

TABLE ONE
MONEYGRAM INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Amounts in millions, except per share data)
	Three Months Ended June 30,		2015 vs	Six Months Ended June 30,		2015 vs
	2015	2014	2014	2015	2014	2014

REVENUE
Fee and other revenue	$356.0	$368.8	$(12.8)	$683.7	$736.5	$(52.8)
Investment revenue	2.8	3.6	(0.8)	5.7	10.8	(5.1)
Total revenue	358.8	372.4	(13.6)	689.4	747.3	(57.9)

Total revenue growth, as reported	(4)%	2%		(8)%	6%
Total revenue growth, constant currency	1%	1%		(3)%	5%

OPERATING EXPENSES
Fee and other commissions expense	163.2	171.6	(8.4)	316.6	342.5	(25.9)
Investment commissions expense	0.2	0.1	0.1	0.3	0.2	0.1
Total commissions expense	163.4	171.7	(8.3)	316.9	342.7	(25.8)
Compensation and benefits	87.8	75.0	12.8	162.5	144.7	17.8
Transaction and operations support	90.3	77.3	13.0	160.7	148.6	12.1
Occupancy, equipment and supplies	15.8	13.7	2.1	31.3	26.5	4.8
Depreciation and amortization	17.2	13.6	3.6	32.0	26.7	5.3
Total operating expenses	374.5	351.3	23.2	703.4	689.2	14.2
OPERATING (LOSS) INCOME	(15.7)	21.1	(36.8)	(14.0)	58.1	(72.1)
OTHER EXPENSE
Net securities gains	—	(22.4)	22.4	—	(22.4)	22.4
Interest expense	11.4	11.4	—	22.5	21.1	1.4
Total other expense (income)	11.4	(11.0)	22.4	22.5	(1.3)	23.8
(Loss) income before income taxes	(27.1)	32.1	(59.2)	(36.5)	59.4	(95.9)
Income tax (benefit) expense	(14.7)	6.5	(21.2)	47.9	(5.2)	53.1
NET (LOSS) INCOME	$(12.4)	$25.6	$(38.0)	$(84.4)	$64.6	$(149.0)

(LOSS) EARNINGS PER COMMON SHARE
Basic	$(0.20)	$0.40	$(0.60)	$(1.36)	$0.96	$(2.32)
Diluted	$(0.20)	$0.40	$(0.60)	$(1.36)	$0.95	$(2.31)

Weighted-average outstanding common shares and equivalents used in computing (loss) earnings per share
Basic (1)	62.1	63.6	(1.5)	62.1	67.6	(5.5)
Diluted (1)	62.1	63.8	(1.7)	62.1	67.8	(5.7)

(1) Includes common stock equivalents of 8.9 million for the three and six months ended June 30, 2015, respectively. The following weighted-average potential common shares are excluded from diluted (loss) earnings per common share as their effect is anti-dilutive. All potential common shares are anti-dilutive in periods of net loss available to common stockholders.

Shares related to stock options	3.5	4.3		3.6	4.3
Shares related to restricted stock units	4.3	1.8		3.5	1.5

TABLE TWO
MONEYGRAM INTERNATIONAL, INC.
SEGMENT RESULTS
(Unaudited)

Global Funds Transfer
	Three Months Ended June 30,		2015 vs	Six Months Ended June 30,		2015 vs
(Amounts in millions)	2015	2014	2014	2015	2014	2014

Money transfer revenue:
Fee and other revenue	$316.5	$328.2	$(11.7)	$603.3	$654.3	$(51.0)
Investment revenue	0.1	0.1	—	0.1	0.1	—
Bill payment revenue:
Fee and other revenue	24.1	24.5	(0.4)	49.6	50.1	(0.5)
Total revenue	$340.7	$352.8	$(12.1)	$653.0	$704.5	$(51.5)

Total commissions expense	$163.2	$171.5	$(8.3)	$316.5	$342.2	$(25.7)

Operating income	$0.4	$19.5	$(19.1)	$0.6	$51.0	$(50.4)

Operating margin	0.1%	5.5%		0.1%	7.2%

Money transfer revenue growth, as reported	(4)%	3%		(8)%	7%
Money transfer revenue growth, constant currency	2%	1%		(3)%	6%

Financial Paper Products
	Three Months Ended June 30,		2015 vs	Six Months Ended June 30,		2015 vs
(Amounts in millions)	2015	2014	2014	2015	2014	2014

Money order revenue:
Fee and other revenue	$12.1	$12.3	$(0.2)	$24.3	$24.6	$(0.3)
Investment revenue	0.7	1.0	(0.3)	1.6	3.1	(1.5)
Official check revenue:
Fee and other revenue	3.3	3.8	(0.5)	6.5	7.5	(1.0)
Investment revenue	2.0	2.5	(0.5)	4.0	7.6	(3.6)
Total revenue	$18.1	$19.6	$(1.5)	$36.4	$42.8	$(6.4)

Total commissions expense	$0.3	$0.2	$0.1	$0.5	$0.5	$—

Operating income	$4.0	$6.1	$(2.1)	$9.4	$15.9	$(6.5)

Operating margin	22.1%	31.1%		25.8%	37.1%

TABLE THREE
MONEYGRAM INTERNATIONAL, INC.
SEGMENT RECONCILIATIONS
(Unaudited)

Global Funds Transfer
	Three Months Ended June 30,		2015 vs	Six Months Ended June 30,		2015 vs
(Amounts in millions)	2015	2014	2014	2015	2014	2014

Revenue (as reported)	$340.7	$352.8	$(12.1)	$653.0	$704.5	$(51.5)

Adjusted operating income	$21.2	$36.6	$(15.4)	$40.5	$81.0	$(40.5)

Reorganization and restructuring costs	(4.1)	(5.7)	1.6	(12.5)	(8.4)	(4.1)
Compliance enhancement program	(9.4)	(7.1)	(2.3)	(14.5)	(13.7)	(0.8)
Direct monitor costs	(2.8)	(0.1)	(2.7)	(4.7)	(0.9)	(3.8)
Stock-based compensation expense	(4.5)	(4.2)	(0.3)	(8.2)	(7.0)	(1.2)
Total adjustments	(20.8)	(17.1)	(3.7)	(39.9)	(30.0)	(9.9)

Operating income (as reported)	$0.4	$19.5	$(19.1)	$0.6	$51.0	$(50.4)

Adjusted operating margin	6.2%	10.4%		6.2%	11.5%
Total adjustments	(6.1)%	(4.8)%		(6.1)%	(4.3)%
Operating margin (as reported)	0.1%	5.5%		0.1%	7.2%

Financial Paper Products
	Three Months Ended June 30,		2015 vs	Six Months Ended June 30,		2015 vs
(Amounts in millions)	2015	2014	2014	2015	2014	2014

Revenue (as reported)	$18.1	$19.6	$(1.5)	$36.4	$42.8	$(6.4)

Adjusted operating income	$5.6	$7.6	$(2.0)	$12.8	$18.4	$(5.6)

Reorganization and restructuring costs	(0.5)	(0.7)	0.2	(1.5)	(1.0)	(0.5)
Compliance enhancement program	(0.6)	(0.3)	(0.3)	(1.0)	(0.7)	(0.3)
Stock-based compensation expense	(0.5)	(0.5)	—	(0.9)	(0.8)	(0.1)
Total adjustments	(1.6)	(1.5)	(0.1)	(3.4)	(2.5)	(0.9)

Operating income (as reported)	$4.0	$6.1	$(2.1)	$9.4	$15.9	$(6.5)

Adjusted operating margin	30.9%	38.8%		35.2%	43.0%
Total adjustments	(8.8)%	(7.7)%		(9.3)%	(5.8)%
Operating margin (as reported)	22.1%	31.1%		25.8%	37.1%

TABLE FOUR
MONEYGRAM INTERNATIONAL, INC.
EBITDA, ADJUSTED EBITDA, ADJUSTED EBITDA MARGIN AND ADJUSTED FREE CASH FLOW
(Unaudited)

(Amounts in millions)	Three Months Ended June 30,		2015 vs	Six Months Ended June 30,		2015 vs
	2015	2014	2014	2015	2014	2014

(Loss) income before income taxes	$(27.1)	$32.1	$(59.2)	$(36.5)	$59.4	$(95.9)
Interest expense	11.4	11.4	—	22.5	21.1	1.4
Depreciation and amortization	17.2	13.6	3.6	32.0	26.7	5.3
Amortization of agent signing bonuses	14.5	12.7	1.8	29.1	24.5	4.6
EBITDA	16.0	69.8	(53.8)	47.1	131.7	(84.6)

Significant items impacting EBITDA:
Pension settlement charge (1)	13.8	—	13.8	13.8	—	13.8
Compliance enhancement program	10.2	7.4	2.8	15.7	14.5	1.2
Stock-based, contingent and incentive compensation (2)	6.7	5.3	1.4	12.8	8.8	4.0
Reorganization and restructuring costs	4.6	6.7	(2.1)	14.5	9.8	4.7
Legal and contingent matters (3)	3.6	0.2	3.4	3.7	0.6	3.1
Direct monitor costs	2.8	0.1	2.7	4.7	0.9	3.8
Net securities gains	—	(22.4)	22.4	—	(22.4)	22.4
Capital transaction costs (4)	—	1.0	(1.0)	—	2.1	(2.1)
Adjusted EBITDA	$57.7	$68.1	$(10.4)	$112.3	$146.0	$(33.7)

Adjusted EBITDA margin (5)	16.1%	18.3%	(2.2)%	16.3%	19.5%	(3.2)%

Adjusted EBITDA growth, as reported	(15)%			(23)%
Adjusted EBITDA growth, constant currency adjusted	(13)%			(22)%

Adjusted EBITDA	$57.7	$68.1	$(10.4)	$112.3	$146.0	$(33.7)
Cash payments for interest	(10.6)	(10.6)	—	(21.0)	(19.7)	(1.3)
Cash payments for taxes	(57.7)	(0.3)	(57.4)	(65.3)	(0.4)	(64.9)
Payments related to IRS tax matter	55.8	—	55.8	61.0	—	61.0
Cash payments for capital expenditures	(32.8)	(22.4)	(10.4)	(59.7)	(39.5)	(20.2)
Cash payments for agent signing bonuses	(19.8)	(4.6)	(15.2)	(63.8)	(9.5)	(54.3)
Adjusted Free Cash Flow	$(7.4)	$30.2	$(37.6)	$(36.5)	$76.9	$(113.4)

(1)	Non-cash charge resulting from the partial buyout of the defined benefit pension plan.
(2)	Stock-based compensation, contingent performance awards payable after three years and certain incentive compensation.
(3)	Fees and expenses related to certain legal and contingent matters.
(4)	Professional and legal fees incurred for the April 2, 2014 equity transactions.
(5)	Adjusted EBITDA margin is calculated as Adjusted EBITDA divided by total revenue.

TABLE FIVE
MONEYGRAM INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(Amounts in millions, except share data)	June 30, 2015	December 31, 2014
ASSETS
Cash and cash equivalents	$128.6	$250.6
Settlement assets (1)	3,474.4	3,533.6
Property and equipment, net	192.0	165.6
Goodwill	442.5	442.5
Other assets	227.1	249.9
Total assets	$4,464.6	$4,642.2

LIABILITIES
Payment service obligations	$3,474.4	$3,533.6
Debt	958.5	963.5
Pension and other postretirement benefits	111.4	125.7
Accounts payable and other liabilities	169.0	202.1
Total liabilities	4,713.3	4,824.9

STOCKHOLDERS' DEFICIT
Participating convertible preferred stock - series D, $0.01 par value, 200,000 shares authorized, 71,282 issued at June 30, 2015 and December 31, 2014	183.9	183.9
Common stock, $0.01 par value, 162,500,000 shares authorized, 58,823,567 shares issued at June 30, 2015 and December 31, 2014	0.6	0.6
Additional paid-in capital	991.8	982.8
Retained loss	(1,233.8)	(1,144.6)
Accumulated other comprehensive loss	(57.0)	(67.1)
Treasury stock: 5,580,147 and 5,734,338 shares at June 30, 2015 and December 31, 2014, respectively	(134.2)	(138.3)
Total stockholders' deficit	(248.7)	(182.7)
Total liabilities and stockholders' deficit	$4,464.6	$4,642.2

(1)

As of December 31, 2014, we recast our Consolidated Balance Sheets to include the Settlement cash and cash equivalents, Receivables, net, Interest-bearing investments and Available-for-sale investment in a new balance sheet caption, entitled Settlement assets, in an amount equal to Payment service obligations. The historically reported Assets in excess of payment service obligations are now presented as unrestricted Cash and cash equivalents on the Consolidated Balance Sheets.

TABLE SIX
MONEYGRAM INTERNATIONAL, INC.
ADJUSTED NET INCOME and ADJUSTED DILUTED EPS
(Unaudited)

(Amounts in millions, except per share data)	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014

Net (loss) income	$(12.4)	$25.6	$(84.4)	$64.6

Net securities gains	—	(22.4)	—	(22.4)
Other expenses (1)	41.7	20.7	65.2	36.7
Total adjustments (1)	41.7	(1.7)	65.2	14.3
Tax impacts of adjustments (2)	(15.2)	(6.0)	(23.8)	(11.8)
Tax adjustments (3)	—	—	63.7	(22.9)
Adjusted net income	$14.1	$17.9	$20.7	$44.2

Diluted (loss) earnings per common share	$(0.20)	$0.40	$(1.36)	$0.95

Diluted adjustments per common share	$0.43	$(0.12)	$1.69	$(0.30)

Diluted adjusted earnings per common share	$0.23	$0.28	$0.33	$0.65

Diluted weighted-average outstanding common shares and equivalents	62.1	63.8	62.1	67.8

(1)	See summary of adjustments in Table Four - EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and Adjusted Free Cash Flow.
(2)	Tax rates used to calculate the tax expense impact are based on the nature of each adjustment.
(3)	Represents adjustments to income tax expense for the IRS tax litigation matter and a change to an uncertain tax position.

CONTACT: MoneyGram International, Inc., Investor Relations: Eric Dutcher, 214-999-7508, edutcher@moneygram.com; or Media Relations: Michelle Buckalew, 214-303-9923, media@moneygram.com